       As filed with the Securities and Exchange Commission on February 2, 1998
                                                      Registration No. 33-02292

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                              -------------------------

                            POST-EFFECTIVE AMENDMENT NO. 5
                                          TO
                                       FORM S-1
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------------

                                LAMONTS APPAREL, INC.
                (Exact name of Registrant as specified in its charter)
       DELAWARE                     5651                    75-2076160
    (State or other     (Primary standard industrial       (I.R.S. employer
    jurisdiction of      classification code number)      identification no.)
   incorporation or
     organization)

                              -------------------------

                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (425) 814-5700
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                                  DEBBIE BROWNFIELD
                                LAMONTS APPAREL, INC.
                               12413 WILLOWS ROAD N.E.
                             KIRKLAND, WASHINGTON  98034
                                    (206) 814-5461
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                     ------------

                                      Copies to:

                              MICHAEL A. WORONOFF, ESQ.
                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 300 S. GRAND AVENUE
                         LOS ANGELES, CALIFORNIA  90071-3144
                                    (213) 687-5000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Deregistration

     On December 19, 1985, Lamonts Apparel, Inc. (the "Company") filed its Registration Statement on Form S-1 (Registration No. 33-02292) (the "Registration Statement") covering 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company and $50,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Guaranteed Notes Due February 15, 1995 (the "Notes"). Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 5 is being filed to remove from registration the Common Stock and the Notes that remain unsold under the Registration Statement.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on February 2, 1998.


                                        LAMONTS APPAREL, INC.




                                   By:  /s/ ALAN R. SCHLESINGER
                                       -----------------------------------------
                                       Name:    Alan R. Schlesinger
                                       Title:   Chairman of the Board, President
                                                    and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                          Title                     Date
        ---------                          -----                     ----

  /s/ ALAN R. SCHLESINGER    Chairman of the Board,
  ------------------------      Chief Executive Officer        February 2, 1998
   Alan R. Schlesinger          and Director (Principal
                                Executive Officer)

  /s/ LOREN R. ROTHSCHILD    Vice Chairman of the Board
  ------------------------      and Director                   February 2, 1998
   Loren R. Rothschild

                             Executive Vice President,
  /s/ DEBBIE A. BROWNFIELD      Chief Financial Officer
  ------------------------      and Secretary (Principal       February 2, 1998
   Debbie A. Brownfield         Financial Officer and
                                Principal Accounting Officer)